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                                                                     EXHIBIT 4.2

NUMBER                    INCORPORATED UNDER THE LAWS OF                  SHARES

                                     [LOGO]

                          U.S. HELICOPTER CORPORATION
            1,500,000 SHARES SERIES A PREFERRED STOCK, PAR VALUE $0.001
                     SEE RESTRICTIVE LEGENDS ON REVERSE SIDE

                                    SPECIMEN

THIS CERTIFIES THAT_______________________________________________________ is
the owner of ____________________________________________________fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___________ day of ______________ 20__

__________________       _____________________         _________________________
Thomas P. Gallagher, SECRETARY                         John G. Murphy, PRESIDENT

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                          EXPLANATION OF ABBREVIATIONS

      The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

JT TEN   As joint tenants with right   TEN ENT             As tenants by the
         of survivorship and not as    UNIF GIFT MIN ACT   entireties
         tenants in common             CUST                Uniform Gifts to
TEN COM  As tenants in common          UNIF TRANS MIN ACT  Minors Act
                                                           Custodian for
                                                           Uniform Transfers to
                                                           Minors Act

For Value Received, _________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
           [           ]                                           [ILLEGIBLE]

________________________________________________________________________________
__________________________________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________________ 20 ___________
            In presence of

____________________________________         ___________________________________

                                   CERTIFICATE

                                       FOR

                                     SHARES

                                       OF

                                    ISSUED TO

                                      DATED

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION AND OTHERWISE IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL OWNER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT PURSUANT TO THE TERMS AND CONDITIONS OF THE SUBSCRIPTION AGREEMENT UNDERLYING THE PURCHASE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.